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Exhibit 5.1

                           FALK, SHAFF & ZIEBELL, LLP
                                ATTORNEYS AT LAW
                            18881 VON KARMAN AVENUE
                                   SUITE 1400
                            IRVINE, CALIFORNIA 92612
                            TELEPHONE: (949) 660-7700
                            FACSIMILE: (949) 660-7799

                                February 25, 2003

Brands  Shopping  Networks,  Inc.
13431  Beach  Ave
Marina  del  Rey,  CA  90292
Attention:  W.  Thomas  Oliver,  CEO

     Re:     Issuance  of  Shares  Pursuant  to  S-8  Registration  Statement
             ----------------------------------------------------------------

Dear  Mr.  Oliver:

     This letter relates to the issuance of up to 1,400,000 shares of common stock, $.001 par value (the "Shares"), of Brands Shopping Networks, Inc., a
Nevada  corporation  (the  "Company")  registered  pursuant to that Registration
Statement on Form S-8, filed with the Securities and Exchange Commission on February 25, 2003 (the "Registration Statement"). You have requested that we deliver to you an opinion as to whether the Shares will have been duly authorized, validly issued, and, when issued, will be fully paid and non-assessable shares of common stock of the Company. We have examined the Articles of Incorporation, as amended, and such other corporate records, including the resolutions of the Company's Board of Directors, and such other documents as we have deemed necessary in order to express the opinion set forth below. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity of all originals of all documents submitted to us as copies. As to questions of fact material to such opinion, we have relied upon statements and representations set forth in a letter from the Company to us dated February 25, 2003.

     Our opinion is based on existing law that is subject to change either prospectively or retroactively. Relevant laws could change in a manner that could adversely affect the Company or its stockholders. We have no obligation to inform the Company of any such change in the law. We have not been requested to opine, and we have not opined, as to any issues other than those expressly set forth herein. This opinion extends only to questions relating to the validity of the Shares offered and sold under the Registration Statement. We express no opinion with respect to any other issue.

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     We  are admitted to practice law in the State of California and our opinion is limited to federal law and the corporate laws of the State of California and the State of Nevada that affect such opinion. We express no opinion with respect to any other law or the laws of any other jurisdiction.

     Assuming the Shares are issued and paid for in accordance with the terms of the offering described in the Registration Statement, including documents incorporated by reference thereto, and when certificates representing such Shares have been issued to the purchasers, based on the foregoing, we are of the opinion that the Shares will have been duly authorized, validly issued, and will be fully paid and non-assessable shares of common stock of the Company.

     For purposes of rendering this opinion we have made such legal and factual inquiries as we have deemed necessary under the circumstances. Although we have not independently verified all of the facts relied upon for purposes hereof, nothing has come to our attention that has led us to believe that the facts are other than as stated herein, or that there exist other material facts not considered.

     Our opinion contained herein is solely for the benefit of the Company and may be relied upon by the Company only in connection with the Registration Statement. In this regard, we hereby consent to the filing of this opinion, including this consent, as an exhibit to the Registration Statement.


                                   Very  truly  yours,


                                   /s/  Falk,  Shaff  &  Ziebell,  LLP
                                   FALK,  SHAFF  &  ZIEBELL,  LLP


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